UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 23, 2010
Date of report (Date of earliest event reported)

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review.

On September 23, 2010, the Audit Committee of the Board of Directors of Trio-Tech International, Inc. (the “Company”) concluded, based on the recommendation of management, that the Company’s financial statements for certain prior periods identified below, each as filed with the Securities and Exchange Commission, should be amended to correct an error related to the accounting for non-controlling interest as specified in the guidance found in ASC 810, Consolidation, regarding non-controlling interests (formerly Statement of Financial Accounting Standards ("SFAS") No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS 160”)) issued by the FASB. The misstatements relate to the Company’s former practice of not attributing the losses from the subsidiaries which have a non-controlling interest to the Company’s consolidated net income or loss, when the attribution results in a deficit noncontrolling interest balance.

The effect of the correction will be to decrease the amount of the net loss reported in each interim period of fiscal year 2010.

Management concluded that, in light of the accounting error discussed above, the previously issued unaudited interim financial statements for the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 should no longer be relied upon.  The Company will file an amended Form 10-Q/A for each of the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 as soon as practicable.

The cumulative effect of these adjustments is estimated to increase the accumulated retained earnings and to increase the non-controlling interest by $0.491 million as of March 31, 2010.  The individual adjustments for the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 have no effect on historical or future cash flows.

Of the above adjustment, $129,000 reduces the net loss for the three months ended September 30, 2009, $214,000 reduces the net loss for the three months ended December 31, 2009 and $148,000 reduces the net loss for the three months ended March 31, 2010.

The Chief Financial Officer of the Company, who is the authorized person of the Audit Committee, has discussed with the Company’s independent registered accounting firm, Mazars, LLP.,  the matters disclosed in this filing

These estimates are subject to change as the Company completes its preparation of the restated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      September 24, 2010

TRIO-TECH INTERNATIONAL

By: /s/ VICTOR H.M. TING Victor H.M. Ting, Chief Financial Officer and Vice President (Principal Financial Officer)